Exhibit (d)(5)

AMENDMENT NO. 2

TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 2 (this “Amendment”) to that certain Agreement and Plan of Merger dated April 5, 2011, as amended on June 15, 2011 (as amended, the “Agreement”), by and among Laboratory Corporation of America Holdings, a Delaware corporation (“Parent”), OCM Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), and Orchid Cellmark Inc., a Delaware corporation (the “Company”), is made as of November 14, 2011 by and between Parent, Purchaser and the Company. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

WHEREAS, pursuant to Section 8.2 of the Agreement, Parent, Purchaser and the Company desire to amend the Agreement as set forth herein to extend the Extended Outside Date past 210 days after commencement of the Offer.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth in this Amendment, the parties agree as follows:

1. Section 1.1(e)(i) of the Agreement is hereby amended to replace “210 days” in clause (B) of said section with “240 days.”

2. All questions concerning the execution, construction, validity, interpretation, performance and enforcement of this Amendment will be governed by the laws of the State of Delaware, without giving effect to its conflict of laws principles.

3. Except as expressly amended hereby, the terms and conditions of the Agreement shall remain in full force and effect and shall be binding on the parties hereto.

4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the day and year first above written.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ F. Samuel Eberts III
Name: F. Samuel Eberts III Title: Senior Vice President

OCM ACQUISITION CORP.

By:	/s/ F. Samuel Eberts III
Name: F. Samuel Eberts III Title: President

ORCHID CELLMARK INC.

By:	/s/ William J. Thomas
Name: William J. Thomas Title: Vice President and General Counsel